ROSS MILLER
SECRETARY OF STATE
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website: secretaryofastate.biz

Certificate of Amendment
(PURSUANT TO NRS 78.380)

                  USE BLACK INK ONLY- DO NOT HIGHLIGHT                                                                                                                                                         ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.380 – Before Issuance of Stock)

1.	Name of Corporation:
Automated Vending Technologies, Inc

2.	The articles have been amended as follows (provide article numbers, if available):
Article 1: The name of the Corporation is:  AVT, Inc.

       3.   The undersigned declare that they constitute at least two-thirds of the incorporator ☑, or of
              The board of directors  (check one box only)

       4.  Effective date of filing (optional):

        5.  The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6.	Signatures (If more than two signatures, attach an 8 ½” x 11” plain sheet with the additional signatures)

 X______________________________          X______________________________
                                        Signature                                                                                          Signature

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.